EXHIBIT 10.1

                                   $21,000,000

                              BRIDGE LOAN AGREEMENT

                                   dated as of

                                  July 16, 1998

                                      among

                              KENNEDY-WILSON, INC.,

                                  as Borrower,

                          KENNEDY-WILSON INTERNATIONAL,
                                 K-W PROPERTIES
                                       and
                        KENNEDY-WILSON PROPERTIES, LTD.,

                                 as Guarantors,

                                       and

                                COLONY K-W, LLC,

                                    as Lender
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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I  Definitions.........................................................1

         Section I.1  Defined Terms............................................1
         Section I.2  Terms Generally.........................................10
         Section I.3  Accounting Terms........................................11

ARTICLE II The Bridge Loan....................................................11

         Section II.1  Bridge Loan............................................11
         Section II.2  Funding of Borrowings..................................11
         Section II.3  Notes..................................................11
         Section II.4  Repayment of Loan on Maturity Date.....................12
         Section II.5  Optional Prepayment of Loan............................12
         Section II.6  Interest...............................................12
         Section II.7  Fees...................................................13
         Section II.8  Taxes..................................................13
         Section II.9  Payments Generally.....................................13

ARTICLE III Guarantee.........................................................14

         Section III.1  The Guarantee.........................................14
         Section III.2  Obligations Unconditional.............................15
         Section III.3  Reinstatement.........................................16
         Section III.4  Subrogation...........................................16
         Section III.5  Remedies..............................................16
         Section III.6  Continuing Guarantee..................................16
         Section III.7  General Limitation on Guarantee Obligations...........16

ARTICLE IV  Representations and Warranties....................................17

         Section IV.1  Borrower's Representations and Warranties..............17

ARTICLE V         Conditions..................................................18

         Section V.1  Conditions to Obligations of Lender.....................18

ARTICLE VI Affirmative Covenants..............................................20

         Section VI.1  Financial Statements and Other Information.............20
         Section VI.2  Inspection of Properties and Books.....................22
         Section VI.3  Payment of Taxes and Claims............................23
         Section VI.4  Maintenance of Properties, Records and Corporate
                       Existence..............................................23
         Section VI.5  Insurance..............................................24
         Section VI.6  Pension and Benefit Plan Covenants.....................24
         Section VI.7  Use of Proceeds........................................25
         Section VI.8  Further Assurances.....................................25

ARTICLE VII Negative Covenants................................................25

         Section VII.1  Restriction on Debt...................................25
         Section VII.2  Restrictions on Liens.................................26
         Section VII.3  Limitation on Sale and Leasebacks.....................27
         Section VII.4  Consolidation, Merger or Disposition of Assets........28
         Section VII.5  Conduct of Permitted Business.........................28
         Section VII.6  Restricted Payments...................................28
         Section VII.7  Issuance of Capital Stock.............................29
         Section VII.8  Transactions with Affiliates..........................29
         Section VII.9  Termination of Pension Plans..........................29
         Section VII.10  Limitation on Dividend Restrictions Affecting
                         Subsidiaries.........................................29
         Section VII.11  No Amendment of Charter, By-Laws.....................29
         Section VII.12  Acquisition of Margin Securities.....................30

ARTICLE VIII Default..........................................................30

         Section VIII.1  Events of Default....................................30
         Section VIII.2  Suits for Enforcement................................32
         Section VIII.3  Remedies Cumulative..................................32
         Section VIII.4  Remedies Not Waived..................................32

ARTICLE IX Miscellaneous......................................................33

         Section IX.1 Notices.................................................33
         Section IX.2 Waivers; Amendments.....................................34
         Section IX.3 Expenses................................................34
         Section IX.4 Successors and Assigns..................................34
         Section IX.5 Survival................................................34
         Section IX.6 Counterparts; Integration; Effectiveness................35
         Section IX.7 Marshalling; Recapture..................................35
         Section IX.8 Severability............................................35
         Section IX.9 Indemnification.........................................35
         Section IX.10 Governing Law; Jurisdiction; Consent to Service of
                       Process................................................36
         Section IX.11 Headings...............................................37

ARTICLE X Subordination.......................................................37

         Section X.1 Subordination Terms......................................37
         Section X.2 Subordination Terms Not to Affect Collateral.............38

RECITALS......................................................................28

SCHEDULES AND EXHIBITS*


Schedule 7.1               Debt  [OMITTED]
Schedule 7.2               Liens  [OMITTED]

Exhibit A                  Bridge Note
Exhibit B                  Opinion of White & Case LLP, Counsel to the Borrower
                           [OMITTED]
Exhibit C                  Pledge Agreement  [OMITTED]

         * The Company agrees to file supplementally a copy of any of the above omitted schedules and exhibits to the Commission upon request.

          BRIDGE LOAN AGREEMENT dated as of July 16, 1998, among KENNEDY-WILSON, INC., a Delaware corporation (the "Borrower"), KENNEDY-WILSON INTERNATIONAL, a California corporation ("KWI"), KENNEDY-WILSON PROPERTIES, LTD., a Delaware corporation ("KW Properties"), and K-W PROPERTIES, a California corporation ("KWP" and, collectively with KWI and KW Properties, the "Guarantors"), and COLONY K-W, LLC, a Delaware limited liability company (together with its successors and assigns, the "Lender").

          WHEREAS, the Borrower desires to borrow the Loan (as defined herein) from the Lender, pursuant to the terms hereof.

          NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

          Section I.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "Accountants" has the meaning  specified in Section 6.1.

          "Acquisition Agreement" means that certain Stock Purchase Agreement by and between the Borrower and Heitman Financial Ltd., dated as of the date hereof.

          "Additional Permitted Debt" means any additional Debt (other than Existing Senior Debt, Debt referred to in clause (b) of the definition of "Senior Debt" and Debt incurred pursuant to Section 7.1(d)) incurred by the Borrower or any of its Subsidiaries after the date hereof; provided that (i) the aggregate outstanding principal amount of Additional Permitted Debt shall not at any time exceed $10,000,000 and (ii) Additional Permitted Debt may be, but is not required to be, Senior Debt.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement" means this Bridge Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

          "Bankruptcy Code" means Title 11 of the United States Code entitled Bankruptcy, as now or hereafter in effect.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Kennedy-Wilson, Inc., a Delaware corporation.

          "Bridge Note" has the meaning assigned to such term in Section 2.3(a).

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to remain closed.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means and includes any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, withing limitation, shares of preferred or preference stock.

          "Change in Control" means any transaction or event as a direct or indirect result of which:

               (a) any Person is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 51% of the outstanding shares of Voting Stock of the Borrower;

               (b) during any period of 12 consecutive months (whether commencing before or after the Closing Date), individuals who on the first day of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

               (c) William McMorrow is no longer employed by the Borrower as its Chief Executive Officer.

          "Closing Date" means the date on which the conditions in Section 5.1 are satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means the collateral identified in the Pledge Agreement.

          "Company Reports" means (a) the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (b) the Borrower's Annual Report to stockholders for the fiscal year ended December 31, 1997, (c) the Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, and
(d) the Borrower's definitive Proxy Statement distributed to its stockholders in connection with its 1998 annual meeting of stockholders, each as filed with the SEC.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that beneficial ownership of 10% or more of the voting stock or equity interests of a Person will be deemed to be Control of such Person. "Controlling" and "Controlled" have meanings correlative thereto.

          "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all Capital Lease Obligations of such Person, (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the Property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the Fair Market Value of all Property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Suretyship Liabilities of such Person, (g) all other obligations of such Person upon which interest charges are customarily paid (other than accounts payable in the ordinary course of business which are not more than 90 days past due), (h) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (i) all net obligations, contingent or otherwise, of such Person with respect to any Hedging Agreement, (j) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Capital Stock at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings), and (k) all Debt (as defined above) of any partnership in which such Person is a general partner (except to the extent such Debt is not recourse to such Person).

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning assigned such term in Section 2.6(b).

          "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than customary change of control or asset sale provisions), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Environmental Laws" means all laws, Statutes, ordinances, judgments, injunctions, decrees, writs, regulations, notice requirements, rules or Orders of any court or Governmental Authority relating to pollution or the protection of human health or the environment or to emissions, discharges, releases or threatened releases of any Hazardous Materials into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, generation, treatment, storage, disposal, transport or handling of any Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" means with respect to any Person, any other Person that is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414(b) or (c) of the Code, and includes any trade or business whether or not incorporated, that together with such Person would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Borrower from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or Multiemployer Plan or Multiemployer Plans or to appoint a trustee by the PBGC to administer any Plan;
(f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower of any notice, or the receipt by any Multiemployer Plan from the Borrower of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Event of Default"  has the  meaning  assigned to such term in Section
8.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Senior Debt" means (i) the Debt of the Borrower and its Subsidiaries outstanding as of the Closing Date or that may be incurred subsequent to the Closing Date pursuant to (a) the Loan Agreement dated March 12, 1996 between the Borrower and East-West Bank, as amended and (b) the Loan Agreement dated May 27, 1997 between the Borrower and Hawthorne Savings Bank and
(ii) other Debt of the Borrower and its Subsidiaries that is designated as Existing Senior Debt on Schedule 7.1, which is outstanding as of the Closing Date or that may be incurred subsequent to the Closing Date pursuant to agreements referenced on Schedule 7.1.

          "Fair Market Value" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Funding Notice" means the notice provided by the Borrower to Lender, setting forth the requested Closing Date and the Persons and bank accounts to which the proceeds of the Loan will be disbursed.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis both as to classification of items and amounts.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guaranteed  Obligations"  has the  meaning  assigned  to such term in
Section 3.1 hereof.

          "Guarantors"  means,   collectively,   Kennedy-Wilson   International,
Kennedy-Wilson Properties, Ltd. and K-W Properties.

          "Hazardous Materials" means any regulated quantity of asbestos in any form, urea formaldehyde, lead-based paint, PCBs, radon gas, crude oil or any fraction thereof, all regulated forms of natural gas, petroleum products or by-products, any regulated radioactive substance, any regulated toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound and any other regulated hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Interest Payment Date" means the last day of each calendar month.

          "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

          "Investment" when used with reference to any investment of the Borrower or any of its Subsidiaries means any investment so classified under GAAP, and, whether or not so classified, includes (a) any Debt owed by any Person to the Borrower or to any such Subsidiary, (b) any Suretyship Liability or contingent obligation of the Borrower or any such Subsidiary of Debt or other obligations of any Person, and (c) any Capital Stock of, partnership interest in, or other ownership or similar interest in any Person held by the Borrower or any of its Subsidiaries; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

          "Investor's Agreement" means that certain Investor's Agreement by and between Borrower and Colony Investors III, L.P., dated as of the date hereof.

          "Issuer" means Heitman Properties Ltd., an Illinois corporation, which is expected to be renamed "Kennedy-Wilson Properties Ltd." following the Closing Date.

          "Lender" means Colony K-W, LLC, a Delaware limited liability company, and its successors and assigns hereunder.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any Capital Lease Obligation having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Bridge Note and the Pledge Agreement.

          "Loan" has the meaning assigned to such term in Section 2.1(a).

          "Margin Stock" shall have the meaning provided such term in Regulation U of the Board.

          "Material Adverse Effect" means a material adverse effect on (i) the financial position, results of operations, revenues, assets, liabilities or business of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or the Guarantors or any of their respective Affiliates to perform their material obligations hereunder or under any other Loan Document or (iii) the validity or enforceability of this Agreement or any other Loan Document.

          "Maturity Date" means January 15, 2000.

          "Multiemployer Plan" means the Borrower or its Subsidiaries, on any date, a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made at any time during the six-year period ending on or prior to such date, by the Borrower or its Subsidiaries or any of their ERISA Affiliates and that is covered by Title IV of ERISA.

          "Obligations" means all obligations, liabilities and indebtedness of every nature of the Borrower from time to time owing to Lender under or in connection with any Loan Documents.

          "Officer's Certificate" means, with respect to any corporation, a certificate signed by the Chief Executive Officer, the President, one of the Vice Presidents, or the Chief Financial Officer of the specified corporation.

          "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any arbitrator or Governmental Authority.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Pension Plan" means an employee  pension  benefit plan, as defined in
Section 3(2) of ERISA, covered by Title IV of ERISA excluding any Multiemployer Plans, maintained by or contributed to by the Borrower or any of its ERISA Affiliates.

          "Permitted Lien" means any of the Liens permitted to be incurred under
Section 7.2.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Pledge Agreement" means that certain Pledge Agreement, dated as of the date hereof, in substantially the form of Exhibit C hereto, executed by the Borrower in favor of Lender.

          "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

          "Registration Rights Agreement" means that certain Registration Rights by and between Borrower and Colony Investors III, L.P., dated as of the date hereof.

          "Restricted Payment" means, with respect to any Person,

               (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, Capital Stock of such Person (other than any thereof payable solely in Capital Stock, other than Disqualified Capital Stock),

               (b) any payment or distribution by such Person on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement of any Capital Stock of such Person, or of any warrant, option or other right to acquire such Capital Stock (whether directly or indirectly, and including, without limitation, any purchase or other acquisition of such Capital Stock, or of any warrant, option or other right to acquire such Capital Stock, by any Subsidiary of such Person),

               (c) any other payment or distribution by such Person in respect of its Capital Stock whether directly or indirectly or through any Subsidiary of such Person (other than any thereof payable solely in Capital Stock, other than Disqualified Capital Stock), and

               (d) any payment or distribution by such Person on account of the principal or prepayment charges, if any, or interest or other amounts, with respect to any Debt of the Company or any of its Subsidiaries which is subordinated in right of payment to the prior payment of the Bridge Note.

          The amount of any Restricted Payment made in the form of Property shall be deemed to be the greater of the Fair Market Value or the net book value of such Property. Notwithstanding anything to the contrary set forth in this definition, the term "Restricted Payment" shall not include the declaration or payment of any dividend by, or any other payment or distribution in respect of the Capital Stock of, any Wholly-owned Subsidiary of the Company which is payable and paid solely to the Company and/or one or more other Wholly-owned Subsidiaries of the Company.

          "SEC" means the United States Securities and Exchange Commission and any successor agency, authority, commission or Governmental Authority.

          "Securities Act" means as of any date the Securities Act of 1933, as amended, or any similar federal Statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal Statute.

          "Senior Debt" means (a) the Existing Senior Debt, (b) the principal amount of any and all extensions, renewals, refundings or refinancings, in whole or in part, of the Existing Senior Debt (which shall not exceed the outstanding principal of Existing Senior Debt immediately prior to such extension, renewal, refunding or refinancing and which shall be Debt only of the Persons obligated with respect to the Existing Senior Debt being extended, renewed, refunded or refinanced), interest accrued thereon (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), prepayment premiums payable with respect thereto, and fees, costs, expenses, indemnities and other amounts payable with respect thereto and (c) any Additional Permitted Debt that by its terms is senior to the Obligations; provided that Senior Debt shall not include Debt owed to Affiliates or employees of the Borrower or its Subsidiaries.

          "Solvent" as to any Person, as of any date, means (a) that sum of the assets of such Person, at present fair salable value, will exceed its liabilities, including contingent liabilities as they become absolute and matured, (b) such Person has, in its reasonable judgment, sufficient capital with which to conduct its business as presently conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, legal, equitable, secured or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          "Statute" means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Authority.

          "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of the date hereof between the Borrower and Colony Investors III, L.P.

          "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are required to be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as, with respect to any Person, any Person of which such Person and/or its Subsidiaries own, directly or indirectly, such number of outstanding shares (or similar equity interest) as have more than 50% of the ordinary voting power for, in the case of a corporation, the election of directors or, in all other cases, the management of such Person.

          "Suretyship Liability" means any agreement, undertaking or other contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any Debt of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

          "Taxes"  means any and all present or future taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

          "Transaction   Documents"   means  the  Acquisition   Agreement,   the
Investor's Agreement, the Loan Documents, the Registration Rights Agreement, the Stock Purchase Agreement and the Warrant Agreement.

          "Transactions" means the execution, delivery and performance by the Borrower and the Guarantors of this Agreement and the other Transaction Documents and the borrowing of the Loan and the use of the proceeds thereof.

          "Unfunded Current Liability" of any Pension Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Pension Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Pension Plan's actuary in the most recent annual valuation of the Pension Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Treasury Regulations Sections l.412(c)(2)-l(c)(1).

          "Voting Stock" with respect to any Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

          "Warrant Agreement" means that certain Warrant Agreement by and between Borrower and Colony Investors III, L.P. dated as of the date hereof, together with the Warrant Certificate, dated as of the date hereof, executed by Borrower.

          "Wholly-owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the shares of Capital Stock (and all rights and options to purchase such shares) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly-owned Subsidiaries of such Person.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          Section I.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise indicated, all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          Section I.3 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.


                                   ARTICLE II

                                 The Bridge Loan

          Section II.1 Bridge Loan. (a) Subject to the terms and conditions set forth herein, Lender agrees to make a term loan (the "Loan") to the Borrower on the Closing Date, which Loan shall equal, and shall at no time exceed, $21,000,000 in aggregate principal amount at any time outstanding. To the extent prepaid or repaid, such Loan may not be reborrowed.

               (b) The Loan shall mature on and be payable in full on the Maturity Date, without further action on the part of the Lender. The Loan is subject to voluntary prepayment, in part, only as provided in Section 2.5.

          Section II.2 Funding of Borrowings. Subject to the terms hereof, Lender shall make the Loan by wire transfer of immediately available funds by 2:00 p.m., Los Angeles time, on the Closing Date to the accounts specified in the Funding Notice.

          Section  II.3 Notes.  (a) The Loan shall be  evidenced by a promissory note in the form of Exhibit A (the "Bridge Note"). The Bridge Note shall be dated the Closing Date and mature on the Maturity Date.

               (b) Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached to the Bridge Note (or on a continuation of such schedule attached to such Bridge Note and made a part thereof) an appropriate notation evidencing the date and amount of the Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Loan and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein; provided that any errors with respect to such schedule, books or records shall not affect the Borrower's obligations to repay amounts owing hereunder.

          Section II.4 Repayment of Loan on Maturity Date. The Borrower hereby unconditionally promises to pay to Lender the then unpaid principal amount of the Loan, all accrued and unpaid interest thereon, and all other Obligations on the Maturity Date.

          Section II.5 Optional Prepayment of Loan. (a) The Borrower shall have the right at any time and from time to time after January 15, 1999 and prior to July 16, 1999, to prepay up to $7,000,000 in principal of the Loan subject to prior notice as provided and otherwise in accordance with Section 2.5 (d) for an amount equal to (i) the outstanding principal amount thereof (which shall not exceed $7,000,000) plus (ii) all accrued and unpaid interest on such principal amount plus (iii) 2% of the principal amount so prepaid.

               (b) The Borrower shall have the right at any time and from time to time after July 15, 1999 to prepay principal of the Loan in an amount not to exceed (i) $14,000,000 minus (ii) any principal amounts prepaid pursuant to
Section 2.5(a), subject to prior notice as provided and otherwise in accordance with paragraph (d) of this Section, for an amount equal to (i) the outstanding principal amount thereof (which shall not exceed $14,000,000 minus any principal amounts prepaid pursuant to Section 2.5(a)) plus (ii) all accrued and unpaid interest on such principal amount plus (iii) 1% of the principal amount prepaid.

               (c) Except as provided in clauses (a) or (b) of this Section, the Loan may not be prepaid, without the express written consent of Lender (which may be withheld in its sole and absolute discretion).

               (d) Any prepayment made under this Section 2.5 may be made only on an Interest Payment Date. The Borrower shall notify Lender in writing of any prepayment hereunder not later than 10:00 a.m., Los Angeles time, five Business Days before the Interest Payment Date on which the prepayment will be made. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loan or portion thereof to be prepaid. Each partial prepayment of principal of the Loan shall be in an amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof.

          Section II.6 Interest. (a) The Loan shall bear interest at an annual rate of interest equal to 14% per annum.

               (b) Notwithstanding the foregoing, following any Default or Event of Default, all Obligations payable by the Borrower hereunder not paid when due, whether at stated maturity, upon acceleration or otherwise, shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to the Loan as provided in the preceding paragraph of this Section (the "Default Rate").

               (c) Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date for the Loan and upon termination of this Agreement; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of the Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

               (d) All interest hereunder shall be computed on the basis of a year of 360 days of twelve 30-day months, provided, however, that in the case of a payment on any day other than an Interest Payment Date, interest shall be payable for the actual number of days elapsed since the last Interest Payment Date (including the first day but excluding the last day).

          Section II.7 Fees. On the Closing Date, the Borrower shall pay Lender a closing fee of $315,000 plus any amounts payable under Section 9.3(a).

          Section II.8 Taxes. (a) Any and all payments by or on account of any Obligation of the Borrower or the Guarantors hereunder shall be made free and clear of and without deduction for any Taxes, excluding taxes based on the net income of Lender (such non-excluded Taxes, "Covered Taxes").

               (b) In addition, the Borrower and the Guarantors agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under this Agreement or the Bridge Note or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or the Bridge Note (hereinafter referred to as "Other Taxes").

               (c) The Borrower and the Guarantors will indemnify Lender for the full amount of Covered Taxes or Other Taxes imposed by any jurisdiction and paid by the Borrower with respect to any amounts payable pursuant to this Section 2.8, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes or Other Taxes were correctly asserted. This indemnification shall be made within 90 days from the date such holder makes written demand therefor (which demand shall identify the nature and amount of Covered Taxes or Other Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Covered Taxes or Other Taxes).

               (d) Within 30 days after the date of any payment of Covered Taxes or Other Taxes, the Borrower will furnish to Lender the original or a certified copy of any receipt furnished by the relevant taxing authority evidencing payment thereof.

               (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.8 shall survive the payment in full of the Obligations.

          Section II.9 Payments Generally. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or otherwise) prior to 10:00 a.m. Los Angeles time, on the date when due, by wire transfer, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the account of Lender specified below or to such other account designated by Lender in a written notice to the Borrower prior to the date such amount is due:

               Bank Name:       Wells Fargo Bank
               ABA No.:         121000248
               Bank Address:    155 Fifth Street
                                San Francisco, CA

               Account Name:    Colony K-W, LLC
               Account No.:     4311-788194
               Contact Name:    Joan Radell (213) 253-6130

               (b) If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding
Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in United States dollars.


                                   ARTICLE III

                                    Guarantee

          Section III.1 The Guarantee. Each Guarantor hereby jointly and severally guarantees to Lender (a) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal and interest payable on the Loan, (b) the payment of all other Obligations (including, without limitation, indemnities, fees and interest thereon and all Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code would become due, and all interest accruing on the Obligations after the filing of a petition by or against the Borrower or any of its Subsidiaries under the Bankruptcy Code, in accordance with and at the rate (including the Default Rate) specified in this Agreement whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under the Bankruptcy
Code) of the Borrower now existing or hereafter incurred under, arising out of, or in connection with any of the Loan Documents, (c) the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in any of the Loan Documents, (d) the payment of all sums advanced by Lender under or pursuant hereto, with interest thereon from the due date thereof, until paid, at the applicable rate specified in Section 2.6 and (e) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the foregoing (all such principal, interest, obligations, indebtedness, performance, compliance and payments, collectively, the "Guaranteed Obligations"). Each Guarantor hereby jointly and severally further agrees that if the Borrower shall fail to pay in full when due (after giving effect to any cure periods) (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever. Each Guarantor's guarantee provided herein is a guarantee of payment and not of collection.

          Section III.2 Obligations Unconditional. The joint and several obligations of the Guarantors under Section 3.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law and subject to Section 3.7 hereof, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the joint and several obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

               (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

               (c) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor;

               (d) the maturity of any of the  Guaranteed  Obligations  shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

               (e) any lien or security interest granted to, or in favor of, Lender as security for any of the Guaranteed Obligations shall fail to be perfected or shall be released;

               (f) the bankruptcy or insolvency of the Borrower; or

               (g) any of the Guaranteed Obligations or any security therefor shall be settled, compromised or released.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          Section III.3 Reinstatement. If claim is ever made upon Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and Lender repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or by any settlement or compromise of any such claim effected by Lender with any such claimant (including the Borrower), then and in such event each Guarantor jointly and severally agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of this Agreement or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain jointly and severally liable to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

          Section III.4 Subrogation. Each Guarantor hereby agrees that until the Maturity Date and the payment and satisfaction in full of all Guaranteed Obligations, it shall not exercise any right or remedy arising by reason of any performance by its guarantee in Section 3.1, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          Section III.5 Remedies. Each Guarantor agrees that, as between it and Lender, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable as provided in Article VIII) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 3.1.

          Section III.6 Continuing Guarantee. The guarantee in this Article is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

          Section III.7 General Limitation on Guarantee Obligations. Each Guarantor confirms that it is the intention of all parties to this Agreement that neither the guarantee by such Guarantor nor any liability or payment by it hereunder shall (a) render such Guarantor "insolvent," or (b) constitute a fraudulent transfer or conveyance, or (c) constitute a transaction at an undervalue or preference, or (d) give rise to any similar or analogous event, thing or circumstance, in each case, for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyances Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, Lender and each Guarantor hereby irrevocably agree that the Guaranteed Obligations shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the Guaranteed Obligations, result in the Guaranteed Obligations of such Guarantor hereunder neither rendering such Guarantor "insolvent" nor constituting such fraudulent transfer or conveyance, such transaction at an undervalue or preference or such other event, thing or circumstance, in each case, under any such law.


                                   ARTICLE IV

                         Representations and Warranties

          Section IV.1 Borrower's Representations and Warranties. The Borrower represents and warrants to Lender as of the date hereof and as of the Closing
Date:

               (a) Representations and Warranties in Stock Purchase Agreement. Each of the Borrower's representations and warranties contained in Section 2.1 of the Stock Purchase Agreement is true and correct on and as of the date hereof and on and as of the Closing Date.

               (b) Use of Proceeds; Margin Regulations. All proceeds of the Loan will be used by the Borrower to acquire the stock of Heitman Properties Ltd. No part of the proceeds of the Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of the Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations U or X of the Board.

               (c) Security Interest. The security interests created in favor of Lender under the Pledge Agreement constitute first priority perfected security interests in the Collateral, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Collateral and the proceeds thereof.

               (d) Solvency. On the Closing Date and after giving effect to the Transactions, each of the Borrower and the Guarantors will be Solvent.

               (e) The proceeds of the Loan plus $1,200,000 of Senior Debt to be incurred by the Borrower on the Closing Date will be utilized (i) to acquire all of the Capital Stock of Issuer, pursuant to the Acquisition Agreement, for an amount not to exceed $21,200,000 and (ii) to pay transaction costs related to such acquisition, in an amount not to exceed $1,000,000.


                                    ARTICLE V

                                   Conditions

          Section  V.1  Conditions  to  Obligations  of  Lender.   The  Lender's
Obligations hereunder shall be subject to the satisfaction or waiver by it of the following conditions:

               (a) Lender shall have received from each party hereto and thereto a counterpart of each of the Transaction Documents signed on behalf of such party.

               (b) Lender shall have received a favorable written opinion (addressed to Lender and dated the Closing Date) of White & Case LLP, counsel for the Borrower and the Guarantors, substantially in the form of Exhibit B hereto, and of Kulik, Gottesman & Mouton, LLP, substantially in the form of Exhibit E to the Stock Purchase Agreement. The Borrower and the Guarantors hereby request such counsel to deliver such opinion.

               (c) Lender and its counsel shall have received copies of the following documents:

                    (i) the Certificate of Incorporation of each of the Borrower and each of the Guarantors, certified as of a recent date by the Secretary of State of the state of where such Person is incorporated, and a certificate of such authority dated as of a recent date as to the due incorporation and good standing of the Borrower and each Guarantor and listing all documents of the Borrower and each Guarantor on file with said authority;

                    (ii) a certificate of the Secretary or an Assistant Secretary of each of the Borrower and each of the Guarantors dated the Closing Date certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Borrower and each Guarantor as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Borrower and each Guarantor authorizing the execution, delivery and performance of the Transaction Documents, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transaction Documents; (C) that the Certificate of Incorporation of the Borrower and the Guarantors has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; (D) that the Bylaws have not been amended since the date of the last amendment referred to in such certificate pursuant to subclause
     (ii)(A) above; and (E) that each officer of the Borrower and the Guarantors executing this Agreement and the other Transaction Documents and any agreement, certificate or instrument furnished pursuant hereto, was, at the respective times of such execution and delivery of such documents, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures or true facsimiles thereof; and

                    (iii) such additional supporting documents as Lender may reasonably request.

               (d) Lender shall have received a certificate from the Borrower and each Guarantor, dated the Closing Date and executed on behalf of the Borrower and each Guarantor by the President or Chief Executive Officer and, a Vice President or a Financial Officer of the Borrower and each Guarantor, respectively, confirming compliance with the conditions set forth in paragraphs
(h), (i) and (j) of this Article V.

               (e) Lender shall have received acknowledgment copies (or other evidence of filing) of each filed UCC-1 financing statement signed by the Borrower as debtor naming Lender as secured party. Such UCC-1 financing statements shall have been filed in each jurisdiction as may be necessary or, in the reasonable opinion of Lender, desirable to perfect the security interests created by the Pledge Agreement.

               (f) Lender shall have received the original stock certificates evidencing the stock pledged pursuant to the Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

               (g) The Closing Date shall occur on or prior to July 17, 1998.

               (h) The representations and warranties of the Borrower set forth in Article IV shall be true and correct on and as of the date hereof and on and as of the Closing Date and after giving effect to the Loan (other than those, if any, which by their terms specifically relate only to a different date). The Borrower shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by it on or prior to the Closing Date.

               (i) At the time of and immediately after giving effect to the Loan, no Default or Event of Default shall have occurred and be continuing.

               (j) From March 31, 1998 through the Closing Date, no Material Adverse Effect shall have occurred.

               (k) All  conditions  to the  obligations  of Lender  contained in
Section 3.1 of the Stock Purchase Agreement shall be satisfied.

               (j) Lender shall have received the Funding Notice, which shall be satisfactory in all respects to Lender.

The Loan shall be deemed to constitute a representation and warranty by the Borrower on the Closing Date as to the matters specified in paragraphs (h), (i),
(j) and (k) of this Article V.


                                   ARTICLE VI

                              Affirmative Covenants

          From the Closing Date until the Maturity Date and the repayment in full of the principal of and interest on the Loan and all other Obligations payable hereunder, the Borrower covenants and agrees with Lender that:

          Section VI.1 Financial Statements and Other Information. The Borrower will furnish to the Lender:

               (a) Quarterly Financial Statements; Compliance Certificates. As soon as available and in any event within 45 days after the end of each quarterly accounting period (other than the fourth quarterly accounting period) in each fiscal year of the Borrower,

                    (i) copies of the Borrower's Quarterly Report on Form 10-Q promulgated by the SEC, or any successor form thereto, and

                    (ii) an Officer's Certificate of the Chief Financial Officer of the Borrower stating whether or not as at the end of such fiscal quarter there exists any breach or violation of the provisions of Sections 7.1, 7.6, 7.7 and 7.12.

               (b) Annual Financial Statements; Compliance Certificates. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower,

                    (i) for any year in which the Borrower is not subject to the reporting requirements of the Exchange Act, copies of the audited consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such fiscal year together with the related audited consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, and the notes thereto, all in reasonable detail and stating in comparative form (A) the respective audited consolidated figures as of the end of and for the previous fiscal year and (B) the corresponding figures from the consolidated budget of the Borrower and its Subsidiaries for such fiscal year, accompanied by a report thereon of Deloitte & Touche LLP, or other independent public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Lender (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the end of such fiscal year and their consolidated results of operations, stockholders' equity and cash flows for such fiscal year in conformity with GAAP and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and

                    (ii) an Officer's Certificate of the Chief Financial Officer of the Borrower stating whether or not as at the end of such fiscal year there exists any Default or Event of Default and if any Default or Event of Default exists, specifying the nature and status thereof,

               (c) Owner's Compliance Certificates. Concurrently with the reports or financial statements furnished pursuant to subsections (a) and (b) of this Section 6.1 an Officer's Certificate of the Chief Financial Officer of the Borrower stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the Chief Financial Officer is necessary to enable the Chief Financial Officer to express an informed opinion with respect thereto, no Default or Event of Default exists or has existed during such period or, if such a Default or Event of Default shall exist or have existed, the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto;

               (d) Stockholder Reports; SEC Filings. Promptly after the same are available and in any event within 10 days thereof, copies of all such proxy statements, financial statements, notices and other reports as the Borrower shall send or make available generally to its stockholders, and copies of all regular and periodic reports, registration statements and other documents which the Borrower shall file with the SEC;

               (e) Events of Default. Promptly (and in any event within 5 days) after becoming aware of (i) the existence of any Default or Event of Default on the part of the Borrower, an Officer's Certificate of the Borrower specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto; or (ii) any Debt of the Borrower or any of its Subsidiaries being declared due and payable before its expressed maturity, or any holder of such Debt having the right to declare such Debt due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Debt, an Officer's Certificate of the Borrower describing the nature and status of such matters and what action the Borrower or such Subsidiary is taking or proposes to take with respect thereto;

               (f) ERISA Matters. Promptly and in any event within 15 days after the Borrower knows that an ERISA Event with respect to any Pension Plan has occurred, that any Pension Plan or that any Multiemployer Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or has any unfunded vested benefits within the meaning of Section 4213(c) of ERISA, or that the Borrower or any of its Subsidiaries or ERISA Affiliates will or may incur any material liability to or on account of a Pension Plan or Multiemployer Plan under Title IV of ERISA or any other material liability under ERISA has been asserted against the Borrower or any of its Subsidiaries or ERISA Affiliates, or that any Pension Plan has in Unfunded Current Liability in excess of $50,000, an Officer's Certificate of the Borrower setting forth information as to such occurrence and what action, if any, the Borrower or such Subsidiary is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (i) required to be filed by the Borrower or such Subsidiary with the Internal Revenue Service or the PBGC, or (ii) received by the Borrower or such Subsidiary from any Multiemployer Plan;

               (g) Material Adverse Effect. Promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Article VI, an Officer's Certificate of the Borrower setting forth the details of such Material Adverse Effect and stating what action the Borrower or any of its Subsidiaries has taken or proposes to take with respect thereto;

               (h) Litigation and Proceedings. Promptly (and in any event within 15 days) after the Borrower knows of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any Property of any of them, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, is likely to have a Material Adverse Effect, an Officer's Certificate of the Borrower describing the nature and status of such matter in reasonable detail;

               (i) Annual Budget. Not later than 30 days after the beginning of each fiscal year of the Borrower (and not later than five Business Days following the Closing Date, with respect to the budget for the 1998 fiscal year), a copy of a consolidated operating budget of the Borrower and its Subsidiaries prepared by the Borrower for such fiscal year, which shall include at minimum a projected balance sheet and a projected statement of operations and cash flows for each month in such fiscal year;

               (j) Notices to Senior Lenders. Copies of all notices, reports, certificates and other information furnished to the holders of Senior Debt or to any agent or representative of such holders, in each case promptly after the same are so furnished; and

               (k) Other Information. Any other information including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of the Borrower or any of its Subsidiaries that the Lender may from time to time reasonably request and which is capable of being obtained, produced or generated by the Borrower or such Subsidiary.

          Section VI.2 Inspection of Properties and Books. The Lender shall have the right to visit and inspect any of the Properties of the Borrower and its Subsidiaries, to examine their books of account and records, to make copies and extracts therefrom at the expense of the Borrower or a Subsidiary, as the case may be, and to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and management and their independent public accountants (and by this provision the Borrower authorizes the Accountants to discuss their affairs, finances and accounts and those of its Subsidiaries and agrees to make such Accountants available to the Lender for such discussions together with such officers of the Borrower and its Subsidiaries as the Lender may desire to be present), all at such reasonable time and intervals during normal business hours as the Lender may desire and upon reasonable prior notice. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the exercise of its rights under this Section 6.2 at any time when a Default or Event of Default shall have occurred and be continuing. The Lender, through its representatives, shall be entitled to meet with the senior management of the Borrower at least once during each fiscal quarter of the Borrower to discuss the Borrower's and its Subsidiaries' financial statements, business, assets, operations and prospects.

          Section VI.3 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay before they become delinquent:

               (a) all taxes, assessments and governmental charges or levies imposed upon the Borrower or any of its Subsidiaries (or any other Subsidiaries of the Borrower which are part of any affiliated group, within the meaning of
Section 1504(a)(1) of the Code, with the Borrower or any of its Subsidiaries) or their income or profits or upon their Property, real, personal or mixed, or upon any part thereof;

               (b) all claims for labor, materials and supplies which, if unpaid, would result in the creation of a Lien upon Property of the Borrower or any of its Subsidiaries; and

               (c) all claims, contributions, assessments or levies required to be paid by the Borrower or any of its Subsidiaries pursuant to any Plan or any agreement, contract, Statute or Order governing or relating to any Plan;

          provided, that the taxes, assessments, claims, contributions, charges and levies described in Section 6.3 (a), (b) and (c) need not be paid while being diligently contested in good faith and by appropriate proceedings so long as (i) adequate book reserves have been established with respect thereto in accordance with GAAP and (ii) neither the Borrower's nor any such Subsidiary's title to and right to use its Property is adversely affected by such nonpayment. The Borrower will timely file, and will cause its Subsidiaries to file, all tax returns required to be filed in connection with the payment of taxes required by this Section 6.3. If an Event of Default shall have occurred and be continuing and any such contested items shall have resulted in a Lien or claim upon any of the Borrower's or any of its Subsidiaries' Property, the Lender may, at its election (but shall not be obligated to), (a) procure the release and discharge of any such Lien or claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such Lien or claim and (b) effect any settlement or compromise of the same, and any amounts expended by the Lender in connection therewith, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be reimbursed by the Borrower within five Business Days of demand therefor by the Lender, with interest accrued thereon at the Default Rate from the date such funds are expended by the Lender.

          Section  VI.4   Maintenance  of  Properties,   Records  and  Corporate
Existence. The Borrower will, and will cause each of its Subsidiaries to:

               (a) maintain their respective Properties in good condition, reasonable wear and tear excepted, and make all renewals, repairs, replacements, additions, betterments, and improvements thereto;

               (b) keep books of records and accounts in which full and correct entries will be made of all their respective business transactions and will reflect in their financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP at the time in effect and consistently applied;

               (c) maintain the same fiscal year during and after the current fiscal year ending December 31, 1998, provided, however, that the Borrower shall be able to change its fiscal year with the prior written consent of the Lender, which consent shall not be unreasonably withheld;

               (d) except as permitted by Section 7.4(a), do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence, rights, powers and franchises including, without limitation, any necessary qualification or licensing in any foreign jurisdiction except where the failure to do so would not have a Material Adverse Effect;

               (e) continue to engage in business of real estate services and investments;

               (f) comply with all applicable Statutes, Orders, franchises, authorizations, licenses and permits of, and all applicable restrictions imposed by, any Governmental Authority, in respect of the conduct of its business and the ownership of its Properties (including, without limitation, all Environmental Laws and all applicable Statutes, Orders, franchises, authorizations, licenses and permits relating to fair labor standards, equal employment opportunities and occupational health and safety), except for such matters as in the aggregate would not have a Material Adverse Effect; and

               (g) keep any Property owned or operated by it free of Hazardous Materials and any other potentially materially harmful chemical or physical conditions.

          Section VI.5 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          Section VI.6 Pension and Benefit Plan  Covenants.  The Borrower  will:

               (a) take or cause to be taken all necessary steps to ensure that the representations and warranties set forth under Section 2.1(m) of the Stock Purchase Agreement continue to be true and correct in all material respects, as if the same were made on a continuing basis, on and with effect as of each date while the Loan is outstanding, and

               (b) not, and will ensure that its Subsidiaries will not, amend any Plan or establish or adopt any Plan that would have the effect of materially adversely affecting the financial condition of such Plan or of causing a Material Adverse Effect, except for such amendments as may be required by applicable law or any Governmental Authority.

          Section VI.7 Use of Proceeds. The proceeds of the Loan will be used solely to acquire capital stock of Heitman Properties Ltd. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          Section VI.8 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with Lender and shall execute and pay for the filing of all such further instruments and documents, including UCC financing statements and other security documents, as Lender shall reasonably deem appropriate in order to effectuate the grant of the Liens and security interests to Lender contemplated by the Pledge Agreement.


                                   ARTICLE VII

                               Negative Covenants

          From the Closing Date until the Maturity Date and the repayment in full of the principal of and interest on each Loan and all other Obligations payable hereunder, the Borrower covenants and agrees with Lender that:

          Section VII.1 Restriction of Debt. The Borrower will not, and will not permit any of its Subsidiaries to, incur, create, assume, guarantee or in any way become liable for, or permit to exist, Debt other than:

               (a) Debt incurred pursuant to this Agreement and the Bridge Note;

               (b) Senior Debt;

               (c) Debt of the Company and its Subsidiaries existing on the Closing Date and described on Schedule 7.1 hereto;

               (d) Debt secured by Liens permitted pursuant to Section 7.2 (m) hereto; and

               (e) Additional Permitted Debt;

provided that the aggregate principal amount of Debt at any time outstanding pursuant to clauses (b), (c) and (e) shall not exceed $54,000,000.

          Section VII.2 Restrictions of Liens. The Borrower will not, and will not permit any of its Subsidiaries directly or indirectly to, create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired, except for:

               (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 6.3;

               (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business, in each case for sums the payment of which is not at the time required by Section 6.3;

               (c) Liens (other than any Lien imposed by ERISA and other than any Lien securing an obligation for the payment of borrowed money) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations; provided, that no such Lien shall be permitted to the extent it encumbers any real Property of the Borrower or its Subsidiaries;

               (d) any attachment or judgment Lien (including judgment or appeal bonds) which shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay; provided that any such Liens shall not in any event exceed the equivalent of U.S. $100,000 in -------- the aggregate at any time outstanding;

               (e) normal and customary rights of set-off upon deposits of cash in favor of banks or other depositary institutions;

               (f) zoning restrictions, easements, rights-of-way, servitudes or other similar rights in land (including, without restriction, rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric lights and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other Persons none of which individually or in the aggregate materially and adversely impair the usefulness in the operation of the business of the Borrower or any of its Subsidiaries of the Property subject to such restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons;

               (g) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by the Borrower or any of its Subsidiaries or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

               (h)  Liens  given  to a public  utility  or any  municipality  or
governmental   or  other  public   authority  when  required  by  such  utility,
municipality or other authority in connection with the operations of the Borrower and its Subsidiaries, all in the ordinary course of its business;

               (i) Liens securing Debt of a Wholly-owned Subsidiary of the Borrower to the Borrower or to another Wholly-owned Subsidiary of the Borrower;

               (j) Liens (including Liens created pursuant to Capitalized Leases) existing on the date hereof and described in Schedule 7.2 hereto;

               (k) Liens securing Senior Debt;

               (l) Liens securing Additional Permitted Debt;

               (m) Liens (including Liens created pursuant to Capitalized Leases) in respect of Property acquired, constructed or improved by the Company or any of its Subsidiaries after the date hereof, which Liens exist or are created at the time of acquisition or completion of construction or improvement of such Property or within six months thereafter, to secure Debt which is assumed or incurred to finance all or any part of the purchase price or cost of acquisition or construction or improvement of such Property, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto (and any real Property on which such Property is located, if such Property is a building, improvement or fixture), and may not exceed the lesser of (x) the Fair Market Value of such Property at the time of its acquisition, construction or improvement or (y) the purchase price or cost of such acquisition, construction or improvement;

               (n) the extension, renewal or replacement of any Lien permitted by this Section 7.2, but only if the extension, renewal or replacement of the Debt secured thereby is not prohibited under Section 7.1 hereof and the principal amount of the Debt secured by such Lien immediately prior to such extension, renewal or replacement is not increased and the Lien is not extended to other Property;

               (o) Liens which arise by operation of law under Article 2 of the Uniform Commercial Code in favor of unpaid sellers of goods, or liens in any items or any accompanying documents or proceeds of either arising by operation of law under Article 4 of the Uniform Commercial Code in favor of a collecting bank; or

               (p) Liens consisting of precautionary UCC-1 filings in respect of operating leases;

provided that, notwithstanding the foregoing, no Liens upon the Collateral shall be permitted except those in favor of Lender.

          Section VII.3 Limitation on Sale and Leasebacks. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement whereby the Borrower or any such Subsidiary shall sell or transfer any Property owned by the Borrower or any of its Subsidiaries (or cause any other Person to sell or transfer any Property) to any Person other than the Borrower or a Subsidiary of the Borrower and thereupon the Borrower or such Subsidiary shall lease or intend to lease, as lessee, the same Property.

          Section VII.4 Consolidation, Merger of Disposition of Assets. (a) The Borrower will not, and will cause each of the Guarantors not to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                    (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower or any of the Guarantors as an entirety, as the case may be, shall be a Solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Borrower or any of the Guarantors is not such survivor corporation, (i) such corporation (A) shall have executed and delivered to Lender its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the other Transaction Documents and (ii)(B) shall have caused to be delivered to Lender an opinion of independent counsel reasonably satisfactory to the Lender to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                    (ii) immediately after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing.

               (b) The Borrower will not sell, transfer, assign or otherwise dispose of any of the Collateral.

               (c) The Borrower will cause the Issuer not to consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets, in a single transaction or series of transactions.

          Section VII.5 Conduct of Permitted Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business, other than (i) the business of the general character engaged in by each of them on the date hereof as described in the Company Reports and any businesses or activities reasonably related thereto and (ii) the business of the general character engaged in by the Issuer on the date hereof and any businesses or activities reasonably related thereto.

          Section VII.6 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment. Notwithstanding the foregoing, (i) in any 12 month period the Borrower shall be allowed to repurchase or redeem up to 5% of its outstanding common stock provided that the total cost of such redemption shall not exceed 50% of the Borrower's net income for such 12 month period and (ii) the Borrower or its Subsidiaries may repurchase or redeem Capital Stock of the Borrower or its Subsidiaries or warrants, options or other rights to acquire Capital Stock of the Borrower or its Subsidiaries held by employees or officers of the Borrower or its Subsidiaries, for an amount not to exceed $500,000 in the aggregate, in connection with the termination of the employment of such employee or officer or the death or disability of such employee or officer; provided that any such repurchases or redemptions pursuant to this clause (ii) shall reduce the amount that may be utilized to make repurchases or redemptions pursuant to clause (i).

          Section VII.7 Issuance of Capital Stock. The Borrower will not permit any Subsidiary of the Borrower to, issue, sell or otherwise dispose of any shares of Capital Stock or any warrants, options, conversion rights, exchange rights or other rights to subscribe for, purchase or acquire such Capital Stock, except to the Borrower or to a Wholly-owned Subsidiary of the Borrower (except for directors' qualifying shares).

          Section VII.8 Transactions with Affiliates. Except in the case of transactions between or among the Borrower and its Wholly-owned Subsidiaries, and except for this Agreement and the other Transaction Documents, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate or director, officer or employee of the Borrower or its Subsidiaries unless such transaction is otherwise not prohibited under this Agreement, is in the ordinary course of the Borrower's or such Subsidiary's business and is on fair and reasonable terms that are not less favorable to the Borrower or such Subsidiary, as the case may be, than those that would be obtainable at the time in any arm's length transaction with a Person who is not such an Affiliate or director, officer or employee.

          Section VII.9 Termination of Pension Plans. The Borrower will not, and will not permit any of its Subsidiaries to, permit any Plan maintained by the Borrower or any such Subsidiary to be terminated in a manner which could reasonably be expected to result in the imposition of a Lien on any Property of the Borrower or any Subsidiary of the Borrower pursuant to Section 4068 of ERISA.

          Section VII.10 Limitation on Dividend Restrictions Affecting Subsdiaries. Except pursuant to the Loan Documents, the Borrower will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Capital Stock,
(b) pay any Debt owed to the Borrower or any other  Subsidiary  of the Borrower,
(c) make any loans or advances to the Borrower or any other Subsidiary of the Borrower or (d) transfer any of its Property or assets to the Borrower or any other Subsidiary of the Borrower.

          Section VII.11 No Amendment of Charter, By-Laws. The Borrower will not effect any amendment to or modification of its charter documents or by-laws, and will not permit any of its Subsidiaries to effect any amendment to or modification of their charter documents or by-laws, if any such amendment or modification would adversely affect the rights or remedies of Lender under this Agreement or the other Transaction Documents.

          Section VII.12 Acquisition of Margin Securities. The Borrower will not, and will not permit any of its Subsidiaries to, own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, the Borrower shall have received an opinion of counsel satisfactory to the Lender to the effect that such purchase or acquisition will not cause this Agreement or the Bridge Note to be in violation of Regulation U or any other regulation of such Board then in effect.


                                  ARTICLE VIII

                                     Default

          Section VIII.1 Events of Default. If any of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise):

               (a) the Borrower shall default in the due and punctual payment of all or any part of the principal of the Loan when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

               (b) the Borrower shall default in the due and punctual payment or prepayment of any interest on the Loan or any other Obligation (other than as set forth in subsection (a)) when and as such interest or other Obligation shall become due and payable, and such default shall continue for a period of five days;

               (c) the Borrower shall default in the performance or observance of any of the covenants, agreements or conditions contained in Section 7 of this Agreement;

               (d) the Borrower shall default in the performance or observance of any of the covenants, agreements or conditions contained in this Agreement or the other Loan Documents (other than those referred to in any subsection of this Section 8.1 other than this subsection (d)), and such default shall continue for a period of 30 days after any officer of the Borrower or its Subsidiaries shall have notice or knowledge thereof;

               (e) (i) any Debt of the Borrower, which individually or in the aggregate exceeds $250,000 ("Material Debt"), shall be declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease Material Debt shall be required to be made, in each case prior to the stated maturity thereof, or the maturity of any or all of Material Debt is otherwise accelerated, or (ii) the Borrower or any of its Subsidiaries shall fail to pay all or any portion of its Material Debt in full upon the final stated maturity of such respective Material Debt (including any extension thereof);

               (f) (i) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of Material Debt of such Person when the same becomes due and payable (whether at scheduled maturity, or by required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt (whether or not such acceleration occurs);

               (g) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code or the foreign equivalent thereof, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or the foreign equivalent thereof,
(vii) admit in writing its inability to pay its debts generally as such debts become due, (viii) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing, or (ix) take any requisite action for the purpose of effecting any of the foregoing;

               (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up of the Borrower or any of its Subsidiaries or composition or readjustment of the Debt of any of them, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any of its Subsidiaries or of all or any substantial part of the assets of any of them, or (iii) similar relief in respect of the Borrower or any of its Subsidiaries under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code, against the Borrower or any of its Subsidiaries; or action under the laws of the jurisdiction of organization of any of the Borrower or any of its Subsidiaries analogous to any of the foregoing shall be taken with respect to any of the Borrower or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 60 days;

               (i) a final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Borrower or any of its Subsidiaries, and the Borrower or such Subsidiary, as the case may be, shall not discharge or bond the same or provide for its discharge or bonding in accordance with its terms, or procure a stay of execution thereof, within 45 days from the date of entry thereof and within said period of 45 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $250,000;

               (j) any representation or warranty made by or on behalf of the Borrower in this Agreement or any Officer's Certificate or other certificate or notice now or hereafter delivered pursuant to or in connection with any provision of this Agreement (including, without limitation, any Officer's Certificate or other certification delivered pursuant to Section 6 hereof), shall prove to be false, incorrect or breached in any material respect on the date as of which it was made; or

               (k) a Change in Control shall have occurred;

then (i) upon the occurrence of any Event of Default described in subsection (g) or (h), the unpaid principal amount of the Loan, together with all interest accrued thereon and all other Obligations payable under this Agreement or the Bridge Note shall automatically become immediately due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived, or (ii) upon the occurrence of any other Event of Default, Lender may, by written notice to the Borrower, declare the unpaid principal amount of the Loan to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon, and all other Obligations payable under this Agreement or the Bridge Note, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived.

          Section VIII.2 Suits for Enforcement. If any Event of Default shall have occurred and be continuing, Lender may proceed to protect and enforce its respective rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and may proceed to enforce the payment of all sums due upon the Loans and all other Obligations and such further amounts as shall be sufficient to cover the costs and expenses of collection (including, without limitation, reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of Lender.

          Section VIII.3 Remedies Cumulative. No remedy conferred in this Agreement or the other Loan Documents upon the Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

          Section VIII.4 Remedies Not Waived. No course of dealing between the Borrower and Lender and no delay or failure in exercising any rights hereunder or under any other Loan Document shall operate as a waiver of any of the rights of Lender.


                                   ARTICLE IX

                                  Miscellaneous

          Section IX.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

If to Lender, to:                   Colony K-W, LLC
                                    c/o Colony Capital, Inc.
                                    1999 Avenue of the Stars, Suite 1200
                                    Los Angeles, California 90067
                                    Telecopier No.: (310) 843-0206
                                    Attention: Mr. Mark M. Hedstrom

with a copy to:                     Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Avenue
                                    Los Angeles, California  90067
                                    Telecopier No.: (213) 687-5600
                                    Attention: Jonathan H. Grunzweig, Esq.

If to the Borrower, to:             Kennedy-Wilson, Inc.
                                    530 Wilshire Blvd., #101
                                    Santa Monica, California  90401
                                    Telecopier No.: (310) 314-8510
                                    Attention:  William J. McMorrow

with a copy to:                     Kulik, Gottesman & Mouton, LLP
                                    1880 Century Park East,
                                    Suite 1150
                                    Los Angeles, CA  90067
                                    Telecopier No.: 310-357-0224
                                    Attention: Kent Mouton, Esq.

                                            and

                                    White & Case LLP
                                    633 West Fifth Street
                                    Los Angeles, CA  90071
                                    Telecopier No.:  213-687-0758
                                    Attention:  Neil Rust, Esq.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. All notices, requests, consents and other communications hereunder shall be deemed to have been duly given or served on the date on which personally delivered or on the date actually received, with receipt acknowledged. It is understood and agreed that the delivery of copies of notices to counsel as set forth above is for courtesy purposes only and any failure to deliver such copy shall not constitute failure with respect to any obligation to provide notices hereunder.

          Section IX.2 Waivers; Amendments. Neither this Agreement nor any terms hereof may be changed, waived, discharged, or terminated, nor any Collateral released, unless such change, waiver, discharge, termination or release is in writing signed by Lender. No failure or delay by Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder are cumulative and are not exclusive of any rights or remedies that Lender would otherwise have. A waiver of any provision of this Agreement or consent to any departure by the Borrower or any Guarantor therefrom shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of the Loan shall not be construed as a waiver of any Default or Event of Default regardless of whether Lender may have had notice or knowledge of such Default or Event of Default at the time.

          Section IX.3 Expenses. The Borrower shall pay (a) all reasonable out-of-pocket expenses incurred by Lender and Colony Investors III, L.P., including the reasonable fees, charges and disbursements of counsel for Lender, in connection with the Transaction Documents and any amendments, modifications or waivers of the provisions thereof and (b) all out-of-pocket expenses reasonably incurred by Lender, including the fees, charges and disbursements of any counsel for Lender, in connection with the enforcement or protection of its rights in connection with the Transaction Documents, including its rights under this Section, or in connection with the Loan made hereunder, including all such out-of-pocket expenses reasonably incurred during any workout, restructuring or negotiations in respect of such Loan.

          Section IX.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Guarantor may assign, encumber or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by the Borrower or any Guarantor without such consent shall be null and void). Lender may assign or otherwise transfer any of its rights and obligations to any other Person without the consent of the Borrower unless, so long as no Default or Event of Default has occurred and is continuing, such assignment or transfer would result in the payment by the Borrower of additional amounts under Section 2.8. The Borrower shall, promptly following a request therefor by Lender, exercise such additional or replacement Bridge Notes as may be requested in connection with any such permitted assignment or transfer. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          Section IX.5 Survival. All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Lender and shall survive the execution and delivery of this Agreement and the making of the Loan, regardless of any investigation made by Lender or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect through the Maturity Date as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.8 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan or the termination of this Agreement or any provision hereof.

          Section IX.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. All Schedules and Exhibits hereto are hereby expressly incorporated herein by reference. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

          Section IX.7 Marshalling; Recapture. Lender shall not be under any obligation to marshal any assets in favor of the Borrower or any of the Guarantors or any other party or against or in payment of any or all of the obligations, liabilities and indebtedness of every nature of the Borrower or any of the Guarantors from time to time owing to Lender under or in connection with this Agreement or the other Loan Documents. To the extent Lender receives any payment by or on behalf of the Borrower or any of the Guarantors, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Borrower or Guarantors or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower and the Guarantors to Lender as of the date such initial payment, reduction or satisfaction occurred.

          Section IX.8 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          Section IX.9 Indemnification. In consideration of the execution and delivery of this Agreement by Lender, the Borrower hereby agrees to defend, indemnify, exonerate and hold harmless the Lender and its respective officers, directors, stockholders, affiliates, trustees, employees and agents, and each other Person, if any, controlling such Lender or any of its Affiliates (herein collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, claims, actions, suits, proceedings, judgments, costs and expenses, including, without limitation, legal fees and other expenses incurred in the investigation, defense, appeal and settlement of claims, actions, suits and proceedings (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

          (a) the execution, delivery, performance or enforcement of this Agreement, the Bridge Note, any other Loan Document or any other instrument or document contemplated hereby or thereby by any of the Indemnitees, or any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection therewith, or

          (b) any violation or alleged violation by the Borrower or any of its Subsidiaries of any Environmental Law or the actual or alleged existence, or release by the Borrower or any of its Subsidiaries, of any Hazardous Material that affects the Borrower, any of its Subsidiaries, or their respective operations or Properties, except for any such Indemnified Liabilities that are finally judicially determined (or acknowledged by the respective Indemnitee in writing) to have resulted from the respective Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Borrower under this Section 9.9 shall be in addition to any liability that the Borrower may otherwise have and shall survive the payment or prepayment in full or transfer of the Bridge Note and the enforcement of any provision hereof.

          Section IX.10 Governing Law; Jurisdiction; Consent to Service of Process.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTION 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

          (b) Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in any state or federal court sitting in the County of New York, State of New York, and, by execution and delivery of this Agreement, each of the Borrower and the Guarantors hereby accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and any appellate courts from any thereof. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Guarantor or their properties in the courts of any jurisdiction.

          (c) Each of the Borrower and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (e) EACH OF THE BORROWER, THE GUARANTORS AND LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE BRIDGE NOTE, ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT OF THIS AGREEMENT, THE BRIDGE NOTE, ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

          Section IX.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.


                                    ARTICLE X

                                  Subordination

          Section X.1 Subordination Terms. The Borrower, the Guarantors and Lender agree, for the benefit of holders of Senior Debt, that the payment of the obligations by the Borrower or the payment of the Guaranteed Obligations by the Guarantors shall be subordinated to the prior payment in full of all Senior Debt as provided herein. Subject to Section 10.2, upon the maturity of any Senior Debt of the Borrower or any of the Guarantors (by lapse of time, acceleration or otherwise) all Senior Debt of such Persons which has so matured and is then due and payable shall first be paid in full, or such payment shall be duly provided for in a manner satisfactory to all holders of such Senior Debt, before any payment is made on account of the Obligations or the Guaranteed Obligations. Upon any distribution of assets of the Borrower or any Guarantor in any dissolution, winding up, liquidation or reorganization for the benefit of creditors of the Borrower or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Debt of such Person subject to such dissolution, winding up, liquidation or reorganization shall first be entitled to receive payments in full of all Senior Debt (including, without limitation, interest accruing after the commencement of any such proceeding at the rate specified in the documentation governing the terms of such Senior Debt in cash or in a manner satisfactory to all of its holders before Lender is entitled to receive any payment from the Borrower on account of the Obligations or the Guaranteed Obligations;

          (b) in the event that notwithstanding the foregoing provisions of this
Section 10.1, any payment or distribution of assets of the Borrower or any Guarantor of any kind or character, whether in cash, property or securities, shall be received by Lender on account of the Obligations or the Guaranteed Obligations before all Senior Debt of such Person subject to such dissolution, winding up, liquidation or reorganization is paid in full, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of such Senior Debt remaining unpaid or unprovided for or their representative under the credit or other agreement under which such Senior Debt may have been issued (pro rata on the basis of such unpaid Senior Debt held by such holders), for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt, except that Lender shall be entitled to receive securities that are subordinated to Senior Debt at least the same extent as the Obligations and the Guaranteed Obligations.

          Section X.2 Subordination Terms Not to Affect Collateral. Nothing in this Article X shall affect or limit in any manner Lender's rights under the Pledge Agreement, including without limitation, Lender's rights to exercise remedies with respect to the Collateral, it being understood that Lender's rights and interests in the Collateral are not subordinated in any respect to the Senior Debt.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           KENNEDY-WILSON, INC.,
                           as Borrower



                           By:_________________________________
                              Name:
                              Title:



                           KENNEDY-WILSON INTERNATIONAL,
                           as Guarantor



                           By:_________________________________
                              Name:
                              Title:


                           K-W PROPERTIES,
                           as Guarantor



                           By:_________________________________
                              Name:
                              Title:


                           KENNEDY-WILSON PROPERTIES, LTD.,
                           as Guarantor



                           By:_________________________________
                              Name:
                              Title:


                           COLONY K-W, LLC,
                           as Lender

                           By:  Colony Investors III, L.P.,
                                a Delaware limited partnership,
                                its sole and managing member

                                 By:  Colony Capital III, L.P.,
                                      a Delaware limited partnership,
                                      its general partner

                                      By:  Colony GP III, Inc.,
                                           a Delaware corporation,
                                           its general partner


                                           By:_________________________________
                                              Name:
                                              Title:

                                    Exhibit A

                                   BRIDGE NOTE

Los Angeles, California                                            July 16, 1998

$21,000,000

          FOR VALUE RECEIVED, Kennedy-Wilson, Inc., a Delaware corporation (the "Borrower") promises to pay to Colony K-W, LLC (the "Payee") on the Maturity Date (as defined in the Bridge Loan Agreement), the principal sum of Twenty-One Million United States Dollars ($21,000,000) or, if less, the aggregate unpaid principal amount of the Loan (as defined in the Bridge Loan Agreement).

          The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Bridge Loan Agreement, dated as of July 16, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Bridge Loan Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the Guarantors identified therein and the Payee.

          This Bridge Note is the promissory note referred to in Section 2.3(a) of the Bridge Loan Agreement and is issued pursuant to and entitled to the benefits of the Bridge Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid. Payment under this Bridge Note shall be subordinated to the extent provided in the Bridge Loan Agreement.

          All payments of principal and interest in respect of this Bridge Note shall be made in lawful money of the United States of America in same day funds at such place as shall be designated in writing for such purpose in accordance with the terms of the Bridge Loan Agreement. Unless and until this Bridge Note has been assigned pursuant to Section 9.4 of the Bridge Loan Agreement, the Borrower shall be entitled to deem and treat the Payee as the owner and holder of this Bridge Note and the Loan evidenced hereby. The Payee hereby agrees, by its acceptance hereof, that before disposing of this Bridge Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Bridge Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Bridge Note.

          Whenever any payment on this Bridge Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Bridge Note.

          THE BRIDGE LOAN AGREEMENT AND THIS BRIDGE NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTION 327(B) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Bridge Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Bridge Loan Agreement.

          The terms of this Bridge Note are subject to amendment only in the manner provided in the Bridge Loan Agreement.

          No reference herein to the Bridge Loan Agreement and no provision of this Bridge Note or the Bridge Loan Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Bridge Note at the place, at the respective times, and in the currency herein prescribed.

          The Borrower promises to pay all reasonable costs and expenses incurred by the Payee, including the reasonable fees, charges and disbursements of counsel for the Payee, all as provided in Section 9.3 of the Bridge Loan Agreement, incurred in the collection and enforcement of this Bridge Note. The Borrower and any endorsers of this Bridge Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          This Bridge Note and the Payee's rights hereunder may not be assigned or otherwise transferred by the Payee, or any interest of any sort whatsoever transferred, directly or indirectly, to any person or entity other than the Payee, in whole or in part, except in compliance with Section 9.4 of the Bridge Loan Agreement.

          IN WITNESS WHEREOF, the Borrower has caused this Bridge Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.


KENNEDY-WILSON, INC.



By:__________________________
   Name:
   Title:

                                  TRANSACTIONS

                                       ON

                                      NOTE


                                                              Outstanding
                    Amount of            Amount of             Principal
                  Interest Paid        Principal Paid           Balance              Notation
Date                This Date            This Date             This Date             Made By
----              -------------        --------------         -----------            --------
